SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                          -------------

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

                        October 26, 1999
        Date of Report (Date of earliest event reported)

                     Supertel Hospitality, Inc.
     (Exact name of registrant as specified in its charter)

         Delaware               0-23536          47-0774097
     (State or other          (Commission       (IRS Employer
     jurisdiction of          File Number)    Identification No.)
     incorporation)

     309 North 5th Street, Norfolk, Nebr             68701
     (Address of principal executive offices)     (Zip Code)

             Registrant's telephone number, including area code
                             (402) 371-2520

Item 1.  Changes in Control of Registrant

     On October 26, 1999, pursuant to the Agreement and Plan of Merger dated June 11, 1999 (the "Merger Agreement") between Supertel Hospitality, Inc. ("Supertel") and Humphrey Hospitality Trust, Inc. ("Humphrey Hospitality"), Supertel merged with and into Humphrey Hospitality Trust, Inc. (the "Merger"). Humphrey Hospitality Trust, Inc. is the surviving corporation.

     Pursuant to the Merger Agreement, each outstanding share of Supertel common stock was converted into 1.30 shares of Humphrey Hospitality common stock. Additionally, immediately prior to the Merger on October 26, 1999, Supertel paid its stockholders of record as of September 29, 1999, a cash dividend of accumulated earnings and profits in the amount of $5.13 per share.

     The other information required by this item has been previously reported by Supertel or is included in the Joint Proxy Statement/Prospectus dated August 6, 1999 of Supertel and Humphrey Hospitality.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SUPERTEL HOSPITALITY, INC.

October 26, 1999                   By: /s/ Paul Schulte
                                      ---------------------------------
                                       Paul Schulte
                                       President and Chief Executive Officer